STOEL RIVES LLP
                              ---------------
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                             December 23, 1996




CMC Fund Trust
1300 SW Sixth Avenue
PO Box 1350
Portland, OR  97207

     Re:  Rule 24f-2 Notice
     ----------------------

     At your request we have reviewed the Form 24F-2 - Annual Notice of Securities Sold Pursuant to Rule 24f-2 to be filed with the Securities and Exchange Commission (the "Rule 24f-2 Notice") by CMC Fund Trust (the "Trust").

     We have reviewed copies of the Declaration of Trust and Bylaws of the Trust, the resolutions adopted by the Trustees of the Trust authorizing the issuance of shares of the Trust (the "Shares"), and the audited financial statements of the Trust showing the issuance and redemption of Shares in the fiscal year ended October 31, 1996 ("fiscal 1996") in reliance on the registration statement (the "Registration Statement") of the Trust under the Securities Act of 1933, Registration No. 33-30394.

     Based upon our review of the documents referred to above and consideration of other matters we deemed necessary, it is our opinion that the Shares issued in fiscal 1996 in reliance on the Registration Statement as reflected in the Rule 24f-2 Notice were legally issued and are fully paid and nonassessable.

                                  Very truly yours,


                                  STOEL RIVES LLP